Exhibit 99.1

For Immediate Release:
Contact: Peerless Systems Corporation Timothy E. Brog Chief Executive Officer 203-350-0040

Peerless Systems Announces Results for its Third Fiscal Quarter ended October 31, 2013

Stamford, Connecticut, December 11, 2013 — Peerless Systems Corporation (Nasdaq: PRLS) today reported financial results for its third fiscal quarter and the first nine months of its fiscal 2014 that ended October 31, 2013.

Fiscal 2014 Third Quarter Results

Revenues were $920,000 for the three months ended October 31, 2013, compared to $482,000 for the three months ended October 31, 2012.  This 91% increase is primarily attributable to two customers who have exhausted their block licenses and are currently paying us on a pay-as-you-go basis.

Gross margins were 90.7% and 93.4% for the three months ended October 31, 2013 and 2012, respectively. The decrease in gross margins was primarily due to the difference in licensing fees being paid to third parties resulting from a change in the revenue stream from our customers and the mix of products sold by our customers during the period.

Income from operations was $111,000 for the three months ended October 31, 2013, compared to $134,000 for the three months ended October 31, 2012.  The decrease in income from operation is, despite higher revenue, primarily attributed to a higher non-cash stock-based compensation expense related to the new restricted stock award granted to our Chairman and Chief Executive Officer in connection with his new employment agreement dated July 11, 2013.

Other income (loss), net was a loss of $372,000 for the three months ended October 31, 2013 as compared to a loss of $9,000 for the three months ended October 31, 2012 due to higher realized losses on sales of marketable securities in the current period.

Net loss for the three months ended October 31, 2013 was approximately $259,000 or $0.10 per basic and diluted share, compared to a net income of approximately $1,397,000, or $0.45 per basic and $0.43 per diluted share for the three months ended October 31, 2012. During the three months ended October 31, 2012, the Company recorded a non-cash tax benefit of approximately $1,265,000 resulting from the reversal of tax liabilities related to an unrecognized tax benefit pertaining to certain tax positions taken for the Company’s tax returns for the fiscal year ended January 31, 2009. Excluding the effect of the reversal of the tax liability, net income was $5,000 for the three months ended October 31, 2012.

Fiscal 2014 First Nine Months Results

Revenues were $2,868,000 for the nine months ended October 31, 2013, compared to $1,547,000 for the nine months ended October 31, 2012.  This 85% increase is primarily attributable to two customers who have exhausted their block licenses and are currently paying us on a pay-as-you-go basis.

Gross margins were 91.0% and 95.0% for the nine months ended October 31, 2013 and 2012, respectively. The decrease in gross margins was primarily due to the difference in licensing fees being paid to third parties resulting from a change in the revenue stream from our customers and the mix of products sold by our customers during the period.

Income from operations was $883,000 for the nine months ended October 31, 2013, compared to $226,000 for the nine months ended October 31, 2012.  This 291% increase is primarily attributable to the 85% increase in revenue.

Other income (loss), net was a loss of $1,488,000 for the nine months ended October 31, 2013 as compared to a gain of $168,000 for the nine months ended October 31, 2012 due to higher realized losses on sales of marketable securities in the current period.

Net loss for the nine months ended October 31, 2013 was approximately $524,000 or $0.19 per basic and diluted share, compared to a net income of approximately $1,540,000, or $0.48 per basic and $0.45 per diluted share for the nine months ended October 31, 2012. Excluding the effect of the reversal of the tax liability discussed above, net income was $148,000 for the nine months ended October 31, 2012.

About Peerless Systems Corporation

Founded in 1982, Peerless historically licensed imaging and networking technologies to the digital document markets. Effective October 31, 2008, Peerless sold its imaging and networking technologies and certain other assets to Kyocera Document Solutions, Inc.  Peerless retains certain rights to continue licensing these technologies to customers in the digital document markets.  Peerless is seeking to maximize the value of its licensing business and is exploring various alternatives to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, as well as through other investment opportunities.

Safe Harbor Statement Under the U.S. Private Securities Litigation Reform Act of 1995

Some statements included in this news release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act, and, therefore, involve uncertainties or risks that could cause actual results to differ materially there from.  These statements may contain words such as "desires," "believes," "anticipates," "plans," "expects," "intends," "estimates" or similar expressions.  These statements are not guarantees of the Company's future performance and are subject to risks, uncertainties and other important factors that could cause actual performance or achievements to differ materially from those expressed or implied by these forward-looking statements.  Such statements include, but are not limited to, the Company’s ability to maximize the value of its licensing business or to enhance stockholder value, potentially through establishing a new venture or acquiring an existing business, or through other investment opportunities. Additional information regarding factors that could cause results to differ materially from management's expectations is found in the section entitled "Risk Factors" in the Company's 2013 Annual Report on Form 10-K filed with the SEC on April 29, 2013.  The Company intends that the forward-looking statements included herein be subject to the above-mentioned statutory safe harbors. Investors are cautioned not to rely on forward-looking statements.  The Company disclaims any obligation to update forward-looking statements.

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

(In thousands except per share amounts)

	Three Months Ended October 31,		Nine Months Ended October 31,
	2013	2012	2013	2012

Revenues	$920	$482	$2,868	$1,547
Cost of revenues	86	32	257	77
Gross margin	834	450	2,611	1,470

Operating expenses
Sales and marketing	25	30	85	90
General and administrative	698	286	1,643	1,154
Total operating expenses	723	316	1,728	1,244
Income from operations	111	134	883	226
Other income (loss), net	(372)	(9)	(1,488)	168
Income (loss) before income taxes	(261)	125	(605)	394
Benefit from income taxes	(2)	(1,272)	(81)	(1,146)
Net income (loss)	$(259)	$1,397	$(524)	$1,540
Basic earnings (loss) per share	$(0.10)	$0.45	$(0.19)	$0.48
Diluted earnings (loss) per share	$(0.10)	$0.43	$(0.19)	$0.45
Weighted average common shares - outstanding — basic	2,638	3,085	2,768	3,233
Weighted average common shares - outstanding — diluted	2,638	3,259	2,768	3,415

PEERLESS SYSTEMS CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

(In thousands)

	October 31, 2013	January 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$11,051	$8,866
Marketable securities	102	2,910
Trade accounts receivable, net	1,354	1,346
Deferred tax assets	139	495
Income tax receivable	330	231
Prepaid expenses and other current assets	51	65
Total current assets	13,027	13,913
Other assets	6	4
Total assets	$13,033	$13,917

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accrued wages and compensated absences	$62	$103
Accrued product licensing costs	208	315
Other current liabilities	82	143
Total current liabilities	352	561
Other liabilities
Tax liabilities	282	276
Total liabilities	634	837
Stockholders’ equity:
Common stock, $.001 par value, 30,000 shares authorized, 19,679 issued at October 31, 2013 and 19,588 issued at January 31, 2013	19	18
Additional paid-in capital	58,396	57,534
Retained earnings	6,102	6,626
Accumulated other comprehensive loss, net of taxes	(114)	(657)
Treasury stock, 16,894 at October 31, 2013 and 16,460 at January 31, 2013	(52,004)	(50,441)
Total stockholders’ equity	12,399	13,080
Total liabilities and stockholders’ equity	$13,033	$13,917